BWX Technologies Reports Solid Fourth Quarter 2020 Results, Marking New Annual Records for Revenue and Earnings and Achieves Long-Term Guidance
•Generates 4Q20 EPS of $0.69 (GAAP), $0.74 (non-GAAP); up 8% and 4% respectively vs. 4Q19
•Produces 2020 EPS of $2.91 (GAAP), $3.03 (non-GAAP); up 14% and 16% respectively vs. 2019
•Reports record quarterly and annual revenue: $557 million in 4Q20, more than $2.1 billion in 2020
•Increases quarterly dividend 11% to $0.21 per share
•Achieves low-double-digit compounded non-GAAP EPS growth compared with 2017 results
•Issues 2021 guidance: non-GAAP EPS range of $3.05 to $3.20 on low-single digit consolidated revenue growth
Lynchburg, VA - Feb. 22, 2021 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported record revenue in the fourth quarter 2020 at $557 million, an 11% increase compared with $501 million in the fourth quarter 2019. GAAP net income for the fourth quarter 2020 was $65.7 million, or $0.69 per diluted share, compared with GAAP net income of $61.4 million, or $0.64 per diluted share, in the prior-year period. Non-GAAP net income for the fourth quarter 2020 was $70.9 million, or $0.74 per diluted share, compared with non-GAAP net income of $67.9 million, or $0.71 per diluted share, in the prior-year period.
Revenue in 2020 established a new record at over $2.1 billion, a 12% increase compared to $1.9 billion in 2019. GAAP net income in 2020 was $279 million, or $2.91 per diluted share, compared with GAAP net income of $244 million, or $2.55 per diluted share, in 2019. Non-GAAP net income in 2020 was $290 million, or $3.03 per diluted share, compared with non-GAAP net income of $251 million, or $2.62 per diluted share, in 2019. A reconciliation of non-GAAP results is detailed in Exhibit 1.
“We demonstrated operational and financial strength across the business, resulting in the achievement of the long-term EPS guidance that we established over three years ago,” said Rex D. Geveden, president and chief executive officer. “We remain well-positioned for long-term growth with stable and expanding core businesses combined with exciting nuclear opportunities in new markets with new applications.”
“Although 2020 presented the business with some extraordinary pressures owing to the pandemic,” Geveden continued, “we have persisted with rigorous procedures, practices, and policy to protect our workforce and our business. Accordingly, we remain cautiously optimistic as we continue to navigate a challenging environment in 2021.”
“While we expect modest growth in 2021, we remain focused on edifying BWXT’s premier position as the manufacturer of naval nuclear reactors through outstanding execution, while completing the capacity expansion campaign for the Navy’s growing demand for our products. We expect 2021 to provide incremental validation of our progress against significant long-term opportunities, including achieving significant milestones in our disruptive Technetium-99m generator product line, continued rebuilding of the Department of Energy site management and environmental remediation portfolio, and developing a strong presence in the nuclear microreactor market,” said Geveden.

Segment Results
Nuclear Operations Group (NOG) segment revenue was $426 million for the fourth quarter 2020, a 15% increase from the prior-year period, driven by higher long-lead material and fuel volume. Full-year 2020 segment revenue was over $1.6 billion, a 15% increase compared with 2019 revenue, as a result of higher long-lead material, fuel, and downblending volume.
NOG operating income was $81.3 million in the fourth quarter 2020, a 13% increase compared with the prior-year period, primarily driven by higher revenue. Full-year segment operating income was $326 million, a 9% increase compared with the prior year, driven by higher revenue, partially offset by fewer positive adjustments to backlog contracts compared with the prior-year. Fourth quarter and full-year 2020 segment operating margins were 19.1% and 19.8%, respectively.
Nuclear Power Group (NPG) segment revenue was $107 million for the fourth quarter 2020, a 10% increase from the prior-year period, due to the Laker Energy acquisition, higher outage service volume and higher fuel production, partially offset by lower component volume. Full-year segment revenue was $371 million, a 5% increase compared with the prior year, primarily from the Laker Energy acquisition, higher outage service volume and higher fuel production, partially offset by lower component volume.
NPG GAAP and non-GAAP operating income was $13.2 million and $13.6 million, respectively, in the fourth quarter 2020, a $4.2 million and a $6.1 million respective decrease from the prior-year period, driven primarily from the absence of a reduction in an asset retirement obligation that occurred in the prior-year period and lower component volume, partially offset from the Laker Energy acquisition and funds received under the Canadian Emergency Wage Subsidy (CEWS) program for COVID-19 economic relief to offset incurred expenses related to the headwinds created by the pandemic. Full-year segment GAAP and non-GAAP operating income was $52.0 million and $54.2 million, respectively, a 3% and a 4% respective decrease compared with the prior year, driven by negative cost impacts related to COVID-19, an unfavorable shift in product mix, and the absence of a reduction in an asset retirement obligation that occurred in 2019, partially offset by funds received in 2020 under the CEWS program of $20.4 million to offset incurred expenses related to the headwinds created by the pandemic. Fourth quarter and full-year 2020 GAAP segment operating margins were 12.3% and 14.0%, respectively. Fourth quarter and full-year 2020 non-GAAP segment operating margins were 12.7% and 14.6%, respectively.
Nuclear Services Group (NSG) segment operating income was $8.4 million in the fourth quarter of 2020, compared with $5.6 million GAAP operating income and $8.2 million non-GAAP operating income for the fourth quarter of 2019. Better contract performance and lower costs were partially offset by higher business development expense and lower income from completed contracts. Full-year segment GAAP and non-GAAP operating income was $26.4 million and $27.4 million, respectively, significantly higher than the $14.2 million GAAP operating income and $17.1 million non-GAAP operating income reported in 2019, primarily driven by increased income from U.S. commercial nuclear services prior to divestiture.
Cash and Capital Returned to Shareholders
The Company generated $48.3 million of cash from operating activities in the fourth quarter 2020, compared with $188 million of cash generated from operating activities in the fourth quarter of 2019 with the primary difference driven by the receipt of a single $88.7 million cash payment on January 4, 2021, the first business day of the 2021 fiscal year, that historically was received before the end of the fiscal year. The Company generated $196 million of cash from operating activities for the full year 2020. At the end of 2020, the Company’s cash balance, net of restricted cash, was $42.6 million.

The Company returned $20.0 million to shareholders during the fourth quarter 2020, bringing the total to $94.9 million of cash returned for the full year, including $22.0 million in share repurchases and $72.9 million in dividends. As of December 31, 2020, total remaining share repurchase authorization was $143 million and expires on November 6, 2021.
On February 19, 2021, the BWXT Board of Directors declared a quarterly cash dividend of $0.21 per common share, representing an 11% increase from the prior quarterly cash dividend. The dividend will be payable on March 26, 2021, to shareholders of record on March 10, 2021.
2021 Guidance
•Non-GAAP EPS range of $3.05 – $3.20 (excludes pension and post-retirement benefits mark-to-market)
•Consolidated revenue growth of low-single digits vs. 2020 results
•NOG revenue up slightly
•NPG revenue growth of ~6%
•Non-GAAP operating income and margin
•NOG operating margin of “high teens” with upside from CAS pension reimbursement
•NPG operating margin of ~13%
•NSG operating income range of $25-30 million
•Capital expenditures of ~$250 million
The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.
Conference Call to Discuss Fourth Quarter and Full Year 2020 Results
Date:            Tuesday, February 23, 2021, at 9:00 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/q42020-release
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for the NOG, NPG and NSG segments including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes; disruptions to our supply chain and/or operations, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our expectations and guidance for 2021 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities; the impact of COVID-19 on our business and our employees, contractors, suppliers, customers and other partners and their business activities; the extent to which the length and severity of the COVID-19 health crisis exceeds our current expectations; the potential recurrence of subsequent waves or strains of COVID-19 or similar diseases; adverse changes in the industries in which we operate; and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2020. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va., BWXT provides safe and effective nuclear solutions for national security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 6,700 employees, BWXT has 12 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Director, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended December 31, 2020
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Costs Associated with Sale of Business	Non-GAAP

Operating Income	$89.1	$—	$0.4	$0.2	$89.6
Other Income (Expense)	(1.3)	6.4	—	—	5.1
Provision for Income Taxes	(21.8)	(1.6)	(0.1)	(0.0)	(23.5)
Net Income	66.0	4.8	0.3	0.2	71.2
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	(0.2)
Net Income Attributable to BWXT	$65.7	$4.8	$0.3	$0.2	$70.9

Diluted Shares Outstanding	95.8				95.8
Diluted Earnings per Common Share	$0.69	$0.05	$0.00	$0.00	$0.74

Effective Tax Rate	24.8%				24.8%

NPG Operating Income	$13.2		$0.4		$13.6

Three Months Ended December 31, 2019
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Impairment Costs	Acquisition Related Costs	Non-GAAP

Operating Income	$82.9	$—	$4.9	$0.2	$87.9
Other Income (Expense)	(4.3)	3.6	—	—	(0.6)
Provision for Income Taxes	(17.1)	(0.9)	(1.3)	(0.0)	(19.3)
Net Income	61.6	2.7	3.6	0.1	68.0
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	(0.1)
Net Income Attributable to BWXT	$61.4	$2.7	$3.6	$0.1	$67.9

Diluted Shares Outstanding	95.9				95.9
Diluted Earnings per Common Share	$0.64	$0.03	$0.04	$0.00	$0.71

Effective Tax Rate	21.7%				22.1%

NPG Operating Income	$17.4		$2.3		$19.7
NSG Operating Income	$5.6		$2.6		$8.2

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Year Ended December 31, 2020
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Costs Associated with Sale of Business	Debt Issuance Costs	One-time Franchise Tax Audit Expense	Non-GAAP

Operating Income	$358.6	$—	$2.3	$2.9	$—	$2.6	$366.3
Other Income (Expense)	3.6	6.4	—	—	0.5	—	10.5
Provision for Income Taxes	(83.0)	(1.6)	(0.6)	(0.7)	(0.1)	(0.6)	(86.5)
Net Income	279.2	4.8	1.7	2.2	0.4	2.0	290.3
Net Income Attributable to Noncontrolling Interest	(0.5)	—	—	—	—	—	(0.5)
Net Income Attributable to BWXT	$278.7	$4.8	$1.7	$2.2	$0.4	$2.0	289.8

Diluted Shares Outstanding	95.7						95.7
Diluted Earnings per Common Share	$2.91	$0.05	$0.02	$0.02	$0.00	$0.02	$3.03

Effective Tax Rate	22.9%						23.0%

NPG Operating Income	$52.0		$2.3				$54.2
NSG Operating Income	$26.4			$1.0			$27.4

Year Ended December 31, 2019
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Impairment Costs	Acquisition Related Costs	Non-GAAP

Operating Income	$325.5	$—	$5.8	$0.2	$331.5
Other Income (Expense)	(11.8)	3.6	—	—	(8.1)
Provision for Income Taxes	(69.1)	(0.9)	(1.5)	(0.0)	(71.5)
Net Income	244.7	2.7	4.3	0.1	251.8
Net Income Attributable to Noncontrolling Interest	(0.6)	—	—	—	(0.6)
Net Income Attributable to BWXT	$244.1	$2.7	$4.3	$0.1	251.3

Diluted Shares Outstanding	95.8				95.8
Diluted Earnings per Common Share	$2.55	$0.03	$0.04	$0.00	$2.62

Effective Tax Rate	22.0%				22.1%

NPG Operating Income	$53.8		$2.6		$56.4
NSG Operating Income	$14.2		$2.9		$17.1

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2020	2019
	(In thousands)
Current Assets:
Cash and cash equivalents	$42,610	$86,540
Restricted cash and cash equivalents	3,070	3,056
Investments	3,707	5,843
Accounts receivable – trade, net	153,368	56,721
Accounts receivable – other	22,239	13,426
Retainages	55,172	46,670
Contracts in progress	449,176	376,037
Other current assets	44,256	41,462
Total Current Assets	773,598	629,755
Property, Plant and Equipment, Net	816,471	580,241
Investments	9,356	7,620
Goodwill	283,708	275,502
Deferred Income Taxes	49,415	58,689
Investments in Unconsolidated Affiliates	71,806	70,116
Intangible Assets	192,751	191,392
Other Assets	96,398	95,598
TOTAL	$2,293,503	$1,908,913

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2020	2019
	(In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$—	$14,711
Bank overdraft	88,694	—
Accounts payable	184,392	170,678
Accrued employee benefits	89,740	82,640
Accrued liabilities – other	78,028	52,213
Advance billings on contracts	83,581	75,425
Accrued warranty expense	5,292	9,042
Total Current Liabilities	529,727	404,709
Long-Term Debt	862,731	809,442
Accumulated Postretirement Benefit Obligation	25,689	23,259
Environmental Liabilities	84,153	80,368
Pension Liability	144,859	172,508
Other Liabilities	28,576	14,515
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 127,009,536 and 126,579,285 shares at December 31, 2020 and 2019, respectively	1,270	1,266
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	153,800	134,069
Retained earnings	1,549,950	1,344,383
Treasury stock at cost, 31,698,747 and 31,266,670 shares at December 31, 2020 and 2019, respectively	(1,095,452)	(1,068,164)
Accumulated other comprehensive income (loss)	8,198	(7,448)
Stockholders' Equity – BWX Technologies, Inc.	617,766	404,106
Noncontrolling interest	2	6
Total Stockholders' Equity	617,768	404,112
TOTAL	$2,293,503	$1,908,913

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$556,910	$501,235	$2,123,516	$1,894,920
Costs and Expenses:
Cost of operations	414,359	361,666	1,548,119	1,361,056
Research and development costs	2,624	2,041	14,189	17,672
Losses (gains) on asset disposals and impairments, net	(1,685)	2,679	(1,361)	2,824
Selling, general and administrative expenses	60,436	58,475	231,169	216,771
Total Costs and Expenses	475,734	424,861	1,792,116	1,598,323
Equity in Income of Investees	7,905	6,506	27,152	28,924
Operating Income	89,081	82,880	358,552	325,521
Other Income (Expense):
Interest income	65	158	518	942
Interest expense	(7,481)	(8,217)	(31,014)	(35,320)
Other – net	6,097	3,804	34,116	22,599
Total Other Income (Expense)	(1,319)	(4,255)	3,620	(11,779)
Income before Provision for Income Taxes	87,762	78,625	362,172	313,742
Provision for Income Taxes	21,777	17,056	82,976	69,065
Net Income	$65,985	$61,569	$279,196	$244,677
Net Income Attributable to Noncontrolling Interest	(243)	(120)	(526)	(562)
Net Income Attributable to BWX Technologies, Inc.	$65,742	$61,449	$278,670	$244,115
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.69	$0.64	$2.92	$2.56
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.69	$0.64	$2.91	$2.55
Shares used in the computation of earnings per share:
Basic	95,475,788	95,476,610	95,457,193	95,377,414
Diluted	95,785,349	95,932,391	95,726,497	95,810,538

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$279,196	$244,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,674	61,722
Income of investees, net of dividends	(2,147)	(7,969)
Provision for deferred taxes	7,890	3,794
Recognition of losses for pension and postretirement plans	9,548	6,222
Stock-based compensation expense	16,844	12,726
Other, net	(792)	963
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(98,302)	15,605
Accounts payable	(1,241)	44,592
Retainages	(8,578)	11,477
Contracts in progress and advance billings on contracts	(53,242)	(78,645)
Income taxes	1,157	(3,833)
Accrued and other current liabilities	6,843	(14,135)
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(29,311)	(8,822)
Other, net	7,903	(9,006)
NET CASH PROVIDED BY OPERATING ACTIVITIES	196,442	279,368
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(255,027)	(182,124)
Acquisition of businesses	(15,905)	—
Purchases of securities	(4,232)	(4,208)
Sales and maturities of securities	6,360	5,874
Investments, net of return of capital, in equity method investees	88	255
Other, net	3,397	208
NET CASH USED IN INVESTING ACTIVITIES	(265,319)	(179,995)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	844,500	699,600
Repayments of long-term debt	(794,676)	(654,095)
Payment of debt issuance costs	(6,803)	—
Bank overdraft	88,694	—
Repurchases of common shares	(21,960)	(20,000)
Dividends paid to common shareholders	(72,940)	(65,374)
Exercises of stock options	2,812	4,446
Cash paid for shares withheld to satisfy employee taxes	(5,249)	(9,190)
Other, net	(9,332)	900
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	25,046	(43,713)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(271)	332
TOTAL (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(44,102)	55,992
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	92,400	36,408
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48,298	$92,400
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$38,267	$39,670
Income taxes (net of refunds)	$73,589	$70,056
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$51,492	$39,528

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$425,728	$370,950	$1,646,257	$1,428,587
Nuclear Power Group	107,265	97,226	371,269	352,640
Nuclear Services Group	32,693	39,179	136,493	131,339
Eliminations	(8,776)	(6,120)	(30,503)	(17,646)
TOTAL	$556,910	$501,235	$2,123,516	$1,894,920

SEGMENT INCOME:
Nuclear Operations Group	$81,258	$71,810	$326,049	$298,328
Nuclear Power Group	13,218	17,382	51,989	53,815
Nuclear Services Group	8,357	5,649	26,436	14,226
Other	(5,636)	(3,311)	(22,309)	(23,099)
SUBTOTAL	97,197	91,530	382,165	343,270
Unallocated Corporate	(8,116)	(8,650)	(23,613)	(17,749)
TOTAL	$89,081	$82,880	$358,552	$325,521

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,258	$8,680	$33,174	$33,231
Nuclear Power Group	4,736	4,041	18,325	17,054
Nuclear Services Group	212	917	1,685	3,246
Other	295	242	645	787
Corporate	1,715	1,813	6,845	7,404
TOTAL	$15,216	$15,693	$60,674	$61,722

CAPITAL EXPENDITURES:
Nuclear Operations Group	$41,954	$44,159	$135,637	$133,279
Nuclear Power Group	30,199	13,062	106,596	38,053
Nuclear Services Group	251	202	1,326	1,169
Other	17	87	252	2,597
Corporate	2,634	1,985	11,216	7,026
TOTAL	$75,055	$59,495	$255,027	$182,124

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,659,126	$4,514,770	$3,659,126	$4,514,770
Nuclear Power Group	725,702	729,748	725,702	729,748
Nuclear Services Group	21,000	43,948	21,000	43,948
TOTAL	$4,405,828	$5,288,466	$4,405,828	$5,288,466

BOOKINGS:
Nuclear Operations Group	$473,395	$1,439,923	$786,821	$3,302,152
Nuclear Power Group	106,662	97,468	239,104	278,546
Nuclear Services Group	17,667	32,126	103,023	124,089
TOTAL	$597,724	$1,569,517	$1,128,948	$3,704,787